Calculation of Filing Fee Tables
N-2
Coller Secondaries Private Equity Opportunities Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(o)			$ 2,000,000,000.00	0.0001381	$ 276,200.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,000,000,000.00		$ 276,200.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 276,200.00
Offering Note
[1]	(1) Coller Secondaries Private Equity Opportunities Fund (the "Registrant") hereby offers up to an additional $2,000,000,000 of common shares of beneficial interest ("Shares") pursuant to this Registration Statement, for a maximum aggregate amount of $3,000,000,000 of Shares, including the Registration Statement File No. 333-272265, dated January 22, 2024 (the "Initial Registration Statement"). The offering currently includes Class I Shares, Class S Shares, Class D Shares. (2) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee. (3) Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement on March 4, 2026. Amount represents $276,200.00 to register the additional $2,000,000,000 of Shares registered hereby under this Registration Statement, for a total maximum offering price under the Registration Statement, including the Initial Registration Statement, of $3,000,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock		$ 1,000,000,000.00	N-2	333-272265	01/23/2024
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to (i) the Registration Statement File No. 333-272265, dated January 22, 2024, previously filed by Coller Secondaries Private Equity Opportunities Fund (the "Registrant") on Form N-2 (the "Initial Registration Statement"), and (ii) the registration by the Registrant of additional securities as set forth in this registration statement (the "Registration Statement"). Pursuant to the Initial Registration Statement, a total of $1,000,000,000 shares of beneficial interest were previously registered. This Registration Statement has registered an additional $2,000,000,000 of shares of beneficial interest, resulting in a total of $3,000,000,000 in registered shares of beneficial interest.